SEC Standardized Total Returns

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV  P) 1/n ) - 1

     Total Return = ((ERV - P)  P

WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

          P = a hypothetical initial investment of $1,000

          N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Series Fund (Class A shares) as of December 31, 1997.

---------------------------------------------------------------------------------------------------------------------
                                                                             AVE. ANNUAL TOTAL        TOTAL RETURN
                                     ERV             P               N             RETURN
---------------------------------------------------------------------------------------------------------------------
Blue Chip Fund
  1 year:                          $1,181.60      $1,000.00         1.00            18.16%               18.16%
   5 years:                        $1,995.20      $1,000.00         5.00            14.82%               99.52%
   Life of Fund:                   $3,018.30      $1,000.00         8.99            13.06%              201.83%
Insured Intermediate Fund
   1 year:                         $1,008.80      $1,000.00         1.00              .88%                 .88%
   Life of Fund:                   $1,167.20      $1,000.00         4.09             3.83%               16.72%
Investment Grade Fund
   1 year:                         $1,023.40      $1,000.00         1.00             2.34%                2.34%
   5 years:                        $1,334.10      $1,000.00         5.00             5.94%               33.41%
   Life of Fund:                   $1,636.20      $1,000.00         6.87             7.42%               63.62%
Special Situations Fund
   1 year:                         $1,088.90      $1,000.00         1.00             8.89%                8.89%
   5 years:                        $1,748.10      $1,000.00         5.00            11.82%               74.81%
   Life of Fund:                   $3,204.20      $1,000.00         7.29            17.32%              220.42%


Total Return Fund
   1 year:                         $1,107.30      $1,000.00         1.00            10.73%               10.73%
   5 years:                        $1,606.00      $1,000.00         5.00             9.94%               60.60%
   Life of Fund:                   $1,967.80      $1,000.00         7.69             9.20%               96.78%
---------------------------------------------------------------------------------------------------------------------

NAV Only Total Returns -- Class A Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV  P) 1/n ) - 1

   Total Return = ((ERV - P)  P

WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

          P = a hypothetical initial investment of $1,000

          N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Series Fund (Class A shares) as of December 31, 1997.

---------------------------------------------------------------------------------------------------------------------
                                                                                   AVE. ANNUAL TOTAL     TOTAL RETURN
                                     ERV              P              N                    RETURN
---------------------------------------------------------------------------------------------------------------------
Blue Chip Fund
  1 year:                          $1,260.50      $1,000.00         1.00                   26.05%            26.05%
   5 years:                        $2,128.30      $1,000.00         5.00                   16.31%           112.83%
   Life of Fund:                   $3,219.00      $1,000.00         8.99                   13.88%           221.90%
Insured Intermediate Fund
   1 year:                         $1,076.80      $1,000.00         1.00                    7.68%             7.68%
   Life of Fund:                   $1,245.80      $1,000.00         4.09                    5.49%            24.58%
Investment Grade Fund
   1 year:                         $1,091.40      $1,000.00         1.00                    9.14%             9.14%
   5 years:                        $1,423.10      $1,000.00         5.00                    7.31%            42.31%
   Life of Fund:                   $1,745.20      $1,000.00         6.87                    8.44%            74.52%
Special Situations Fund
   1 year:                         $1,161.50      $1,000.00         1.00                   16.15%            16.15%
   5 years:                        $1,864.50      $1,000.00         5.00                   13.27%            86.45%
   Life of Fund:                   $3,417.60      $1,000.00         7.29                   18.36%           241.76%


Total Return Fund
   1 year:                         $1,180.80      $1,000.00         1.00                   18.08%            18.08%
   5 years:                        $1,712.70      $1,000.00         5.00                   11.36%            71.27%
   Life of Fund:                   $2,098.10      $1,000.00         7.69                   10.11%           109.81%
---------------------------------------------------------------------------------------------------------------------

SEC Standardized Total Returns

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV  P) 1/n ) - 1

   Total Return = ((ERV - P)  P


WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

        P = a hypothetical initial investment of $1,000

        N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Series Fund (Class B shares) as of December 31, 1997.

---------------------------------------------------------------------------------------------------------------------
                                                                              AVE. ANNUAL TOTAL         TOTAL RETURN
                                      ERV             P              N              RETURN
---------------------------------------------------------------------------------------------------------------------
Blue Chip Fund
  1 year:                          $1,211.90      $1,000.00         1.00             21.19%                 21.19%
   Life of Fund:                   $1,959.70      $1,000.00         2.97             25.45%                 95.97%
Insured Intermediate Fund
   1 year:                         $1,023.90      $1,000.00         1.00              2.39%                  2.39%
   Life of Fund:                   $1,202.30      $1,000.00         2.97              6.40%                 20.23%
Investment Grade Fund
   1 year:                         $1,044.10      $1,000.00         1.00              4.41%                  4.41%
   Life of Fund:                   $1,271.10      $1,000.00         2.97              8.42%                 27.11%
Special Situations Fund
   1 year:                         $1,113.40      $1,000.00         1.00             11.34%                 11.34%
   Life of Fund:                   $1,547.40      $1,000.00         2.97             15.85%                 54.74%
Total Return Fund
   1 year:                         $1,132.40      $1,000.00         1.00             13.24%                 13.24%
   Life of Fund:                   $1,589.40      $1,000.00         2.97             16.90%                 58.94%
---------------------------------------------------------------------------------------------------------------------

SEC Standardized Total Returns -- Class B Shares

Average Annual Total Return and Total Return for First Investors Funds are calculated using the following standardized formula:

Average Annual

Total Return = ((ERV  P) 1/n ) - 1

   Total Return = ((ERV - P)  P


WHERE: ERV = Ending redeemable value of a hypothetical $1,000 investment made at the beginning of 1, 5, or 10 year periods (or fractional period thereof.)

          P = a hypothetical initial investment of $1,000

          N = number of years

The following table lists the information used to calculate the standardized average annual total return and total return for First Investors Series Fund (Class B shares) as of December 31, 1997.

---------------------------------------------------------------------------------------------------------------------
                                                                             AVE. ANNUAL TOTAL         TOTAL RETURN
                                    ERV             P             N                RETURN
---------------------------------------------------------------------------------------------------------------------
Blue Chip Fund
  1 year:                          $1,251.90      $1,000.00         1.00            25.19%                 25.19%
   Life of Fund:                   $1,989.70      $1,000.00         2.97            26.09%                 98.97%
Insured Intermediate Fund
   1 year:                         $1,076.20      $1,000.00         1.00             7.62%                  7.62%
   Life of Fund:                   $1,254.60      $1,000.00         2.97             7.94%                 25.46%
Investment Grade Fund
   1 year:                         $1,084.10      $1,000.00         1.00             8.41%                  8.41%
   Life of Fund:                   $1,301.10      $1,000.00         2.97             9.27%                 30.11%
Special Situations Fund
   1 year:                         $1,153.40      $1,000.00         1.00            15.34%                 15.34%
   Life of Fund:                   $1,577.40      $1,000.00         2.97            16.60%                 57.74%
Total Return Fund
   1 year:                         $1,172.40      $1,000.00         1.00            17.24%                 17.24%
   Life of Fund:                   $1,619.40      $1,000.00         2.97            17.64%                 61.94%
---------------------------------------------------------------------------------------------------------------------

Distribution yields for First Investor's Funds are calculated using the following formula:

     Yield = (a/b)

Where:

     a = dividends declared during the last 12 months.

     b = Net asset value per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors Series Fund (Class A shares) as of December 31, 1997.

                                                                          Distribution
                                         a                     b             Yield
                                         -                     -             ------
Insured Intermediate
Tax Exempt Fund                        $.292                $ 5.93            4.92%
Investment Grade Fund                  $.612                $10.16            6.02%

Distribution yields for First Investor's Funds are calculated using the following formula:

     Yield = (a/b)

Where:

     a = dividends declared during the last 12 months.

     b = Maximum offering price per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors Series Fund (Class A shares) as of December 31, 1997.

                                                                            Distribution
                                         a                     b               Yield
                                         -                     -               ------
Insured Intermediate
Tax Exempt Fund                       $.292                $ 6.33                4.61%
Investment Grade Fund                 $.612                $10.84                5.65%

Distribution yields for First Investor's Funds are calculated using the following formula:

     Yield = (a/b)

Where:

     a = dividends declared during the last 12 months.

     b = Net asset value per share on the last day of the period.

The following is a list of the information used to calculate the distribution yield for First Investors Series Fund (Class B shares) as of December 31, 1997.

                                                                             Distribution
                                         a                     b                Yield
                                         -                     -                ------
Insured Intermediate
Tax Exempt Fund                       $.232                 $ 5.93                3.91%
Investment Grade Fund                 $.545                 $10.17                5.36%

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:


     a = dividends and interest earned during the 30 day period.

     b = expenses accrued for the period (net of reimbursements).

     c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

     d = the maximum offering price per share on the last day of the period.

     e = undeclared earned income.

The following is a list of the information used to calculate the for First Investors Series Fund (Class A shares) as of December 31, 1997.


                                                                                           *Tax
                                                                                        Equivalent
                                 a          b          c         d       e     Yield       Yield
                                 -          -          -         -       -     -----    ----------
Insured Intermediate
Tax Exempt Fund               $ 29,265   $ 2,992   1,254,823   $ 6.33   $.00    4.00%      6.25%
Investment Grade Fund         $244,352   $39,744   4,407,668   $10.84   $.00    5.19%       N/A

*Tax Equivalent Yields are computed assuming a federal tax rate of 28%.

Yields for First Investor's Funds are calculated using the following formula:

2(((((a-b) + ((cd)-e))+1)-)-1)

Where:


     a = dividends and interest earned during the 30 day period.

     b = expenses accrued for the period (net of reimbursements).

     c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

     d = the maximum offering price per share on the last day of the period.

     e = undeclared earned income.


The following is a list of the information used to calculate the for First Investors Series Fund (Class B shares) as of December 31, 1997.


                                                                                      *Tax
                                                                                    Equivalent
                                 a        b         c        d       e     Yield       Yield
                                 -        -         -        -       -     -----    ----------
Insured Intermediate
Tax Exempt Fund               $ 3,184   $  976   136,208   $ 5.93   $.00    3.30%      5.16%
Investment Grade Fund         $17,613   $4,686   317,339   $10.17   $.00    4.85%       N/A

*Tax Equivalent Yields are computed assuming a federal tax rate of 28%.